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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-62947) of Gundle/SLT Environmental, Inc. and in the related Prospectus, the Registration Statements (Form S-8 No. 33-44306) pertaining to the 1986 Stock Option Plan and (Form S-8 No. 33-44531) pertaining to the 1991 Employee Stock Purchase Plan and the 1988 Nonqualified Stock Option Plan For Non-Employee Directors of Gundle/SLT Environmental, Inc. of Gundle/SLT Environmental, Inc. of our report dated February 2, 1996, with respect to the consolidated financial statements and schedule of Gundle/SLT Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                            ERNST & YOUNG LLP

Houston, Texas
February 28, 1996